Exhibit 99.1

Press Release

Asia Pay announces NASD clearance to list its shares for trading on the OTC:BB and continuing market development activities for the Chinese Credit Card market

February 24, 2004 (Seattle, WA and Hong Kong) - Asia Payment Systems, Inc. (Asia Pay) is pleased to announce that it has received clearance from the National Association of Securities Dealers (NASD) to trade on the Over the Counter Bulletin Board (OTC: BB) under the symbol APYM.

Asia Pay is an Asian-based credit card processing merchant services company, which is developing a network to provide credit card clearing services to merchants and financial institutions in China. Asia Pay is in the final stages of negotiation with several Asian clients to provide processing services. The primary focus of future development efforts will be the rapidly growing Chinese credit card market. Asia Pay aims to become a leading China-wide provider of world-class third-party processing services to bankcard accepting merchants, issuers of bank credit cards, issuers of petroleum station retail cards, and issuers of merchandise and other retail cards.

Matt Mecke, President & CEO of Asia Pay commented "We have been working for some time to complete our system and company product offering to be able to bring added value to the credit card processing business in China. We are confident that we will be in a position to begin providing services to an initial group of clients within the coming months and will focus our efforts on rapidly building out our China client network. Initially we will be focused on key target markets in China, and later we will broaden our efforts to cover the whole China credit card processing market.

Our ongoing discussions with potential Chinese strategic partners, and clients has created an impetus on our part to push forward strongly with planned strategic development of our China relationships."

Robert Clarke, Chairman of Asia Payment Systems, Inc. added "We strongly feel that Asia Pay is in the right market at the right time with the right product offering. We believe the growth in the credit card business in China will fuel the need for internationally recognized "Best in Class" credit card processing capabilities and card industry expertise. Asia Pay is well positioned to meet this need and our OTC listing will provide us with enhanced recognition and improved access to capital to better enable Asia Pay to realize its potential."

During the commencement period for OTC trading all enquires relating to the availability and pricing of APYM shares should be directed to Asia Pay initial NASD market maker, T.R. Winston and Company, Inc. (attention: Mitchell Ratner,). Contact details are listed below.

About Asia Payment Systems, Inc.

Asia Pay is a Nevada incorporated company with offices in Toronto, Canada, Hong Kong and Shenzhen, China. It is developing a credit card processing network to provide clearing services to Merchants, Oil Companies, and Financial Institutions in China and in selected additional markets in Asia.

Asia Pay mission is to be a national provider of world-class third-party processing services in China to bankcard accepting merchants, issuers of bank credit cards, issuers of petroleum station retail cards, and to issuers of merchandise and other retail cards.

For more information about Asia Payment Systems, Inc. (Asia Pay), please visit:

www.asia-pay.com

Contacts:

Asia Payment Systems, Inc.
Matt Mecke
President & CEO
Tel. +1-866-877-APAY
Fax +1-206-470-1150
ir@asia-pay.com

NASD Market Maker for APYM (OTC:BB))

Mitchell Ratner
T.R Winston & Company, Inc.
378 Main Street, PO Box 74
Bedminster, NJ 07921
Tel. +1-908-234-9600
Fax +1-908-719-9295
mitch@trwinston.net

FORWARD-LOOKING-STATEMENT:

Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Asia Payment Systems, Inc. results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and Asia Payment Systems, Inc. undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.